                    WINTHROP PARTNERS 80 LIMITED PARTNERSHIP
                           FORM 10-QSB MARCH 31, 2003

                                                                    EXHIBIT 99.1


SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT


   1. Statement of Cash Available for Distribution for the three months ended March 31, 2003:


       Net income                                                                       $          148,000
       Add:      Depreciation and amortization charged to income not
                 affecting cash available for distribution                                          37,000
                 Cash from reserves                                                                 29,000
                                                                                        -------------------

                 Cash Available for Distribution                                        $          214,000
                                                                                        ===================
                 Distributions allocated to General Partners                            $              -
                                                                                        ===================
                 Distributions allocated to Limited Partners                            $          214,000
                                                                                        ===================

   2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended March 31, 2003:


             Entity Receiving                               Form of
               Compensation                              Compensation                           Amount
       ------------------------------  --------------------------------------------------  -----------------

       Winthrop
       Management LLC                  Property Management Fees                            $          3,000

       General Partners                Interest in Cash Available for Distribution         $           -

       Affiliates of the General
          Partner                      Interest in Cash Available for Distribution         $         48,000















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